NANOVIBRONIX, INC.

NUMBER

CERT.9999

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER OF UNITS

**********9,000,000**********

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON

CUSIP 999999ZZ9

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE MILLION *

Each unit ("Unit") consists of one (1) share of common stock, $0.001 par value per share ("Common Stock"), of NanoVibronix, Inc., a Delaware corporation (the "Corporation"), and one redeemable warrant to purchase one (1) share of Common Stock ("Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $ per share (subject to adjustment). Each Warrant will become immediately exercisable 45 days after the effectiveness of the registration statement filed with the Securities and Exchange Commission (the "Separation Date"), and will expire on , 2019 or earlier upon redemption.

The shares of Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the Separation Date. The terms of the Warrants are governed by a Warrant Agreement, dated as of , 2014, between the Corporation and VStock Transfer, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at , and are available to any Warrant holder on written request and without cost.

Dated: __________, 2014

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:____________________

AUTHORIZED SIGNATURE

Chief Executive Officer

Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT........................Custodian......................
TEN ENT	- as tenants by the entireties	(Cust) (Minor)
JT TEN	- as joint tenants with the right of survivorship and not as tenants in common	Act.. (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____

____ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____*, Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

*Dated*____________________

X____

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY